FOR IMMEDIATE RELEASE	Exhibit 99.1

METTLER-TOLEDO INTERNATIONAL INC. REPORTS
FIRST QUARTER 2012 RESULTS

- - Strong Local Currency Sales and EPS Growth - -

COLUMBUS, Ohio, USA - May 3, 2012 - Mettler-Toledo International Inc. (NYSE: MTD) today announced first quarter results for 2012. Provided below are the highlights:

•	Sales in local currency increased by 8% in the quarter compared with the prior year. Reported sales increased 7%, which included a 1% negative currency impact.

•
Net earnings per diluted share as reported (EPS) were $1.62, compared with $1.41 in the first quarter of 2011. Adjusted EPS was $1.66, a 14% increase over the prior-year amount of $1.45. Adjusted EPS is a non-GAAP measure and excludes purchased intangible amortization, discrete tax items, restructuring charges and other one-time items. A reconciliation to EPS is provided on the last page of the attached schedules.

First Quarter Results

Olivier Filliol, President and Chief Executive Officer, stated, “We achieved good local currency sales growth, despite slower growth in our markets and very strong comparisons from the prior year. Compared with last year, market conditions in Europe are more challenging. With a clear focus on the execution of targeted initiatives, we continue to deliver solid results.”

EPS was $1.62, compared with the prior-year amount of $1.41. Adjusted EPS was $1.66, an increase of 14% over the prior-year amount of $1.45.

Sales were $535.4 million, an 8% increase in local currency sales, compared with $498.8 million in the prior-year quarter. Reported sales growth was 7%, which included a 1% negative currency impact. By region, local currency sales increased 2% in Europe, 7% in the Americas and 17% in Asia / Rest of World. Adjusted operating income amounted to $80.8 million, a 10% increase from the prior-year amount of $73.8 million. Adjusted operating income is a non-GAAP measure, and a reconciliation to earnings before taxes is provided in the attached schedules.

Cash flow from operations was $20.8 million, compared with $6.5 million in the prior-year quarter.

Outlook
The Company updated its outlook for 2012. Based on today's assessment, management anticipates that local currency sales growth in 2012 will be in the range of 5.5% to 7.5% and Adjusted EPS in the range of $9.20 to $9.50, an increase of 10% to 14%.

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The Company stated that based on its assessment of market conditions today, management anticipates local currency sales growth in the second quarter 2012 will be in the range of 5% to 7% while Adjusted EPS will be in the range of $2.10 to $2.15, an increase of 11% to 13%.

Adjusted EPS excludes purchased intangible amortization, discrete tax items, restructuring charges and other one-time items. While the Company has provided an outlook for Adjusted EPS, it has not provided an outlook for EPS as it would require an estimate of non-recurring items, which are not yet known.

Conclusion

Filliol concluded, “We had a solid start to the year. We remain cautious in our outlook and expect market conditions in Europe to remain challenging. We will also continue to face strong sales growth comparisons from the prior year. However, we remain confident in our ability to execute our growth initiatives and believe we can continue to gain market share and deliver solid results.”

Other Matters

The Company will host a conference call to discuss its quarterly results today (Thursday, May 3) at 5:00 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company's website at www.mt.com/investors. The presentation referenced in the conference call will be located on the website prior to the call.

METTLER TOLEDO is a leading global supplier of precision instruments and services. The Company has strong leadership positions in all businesses and believes it holds global number-one market positions in a majority of them. Specifically, METTLER TOLEDO is the largest provider of weighing instruments for use in laboratory, industrial and food retailing applications. The Company is also a leading provider in analytical instruments for use in life science, reaction engineering and real-time analytic systems used in drug and chemical compound development and process analytics instruments used for in-line measurement in production processes. In addition, METTLER TOLEDO is the largest supplier of end-of-line inspection systems used in production and packaging for food, pharmaceutical and other industries. Additional information about METTLER TOLEDO can be found at www.mt.com/investors.

Statements in this press release which are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our businesses' actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of those terms or other comparable terminology. For a discussion of these risks and uncertainties, please see the discussion on forward-looking statements in our current report on Form 8-K to which this release has been furnished as an exhibit. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the captions “Factors affecting our future operating results” and in the “Business” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual report on Form 10-K for the most recently completed fiscal year, which describe risks and factors that could cause results to differ materially from those projected in those forward-looking statements.

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METTLER-TOLEDO INTERNATIONAL INC. CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands except share data) (unaudited)

	Three months ended			Three months ended
	March 31, 2012		% of sales	March 31, 2011		% of sales

Net sales	$535,400	(a)	100.0	$498,766	(a)	100.0
Cost of sales	258,298		48.2	237,259		47.6
Gross profit	277,102		51.8	261,507		52.4

Research and development	28,667		5.4	26,351		5.3
Selling, general and administrative	167,641		31.3	161,378		32.4
Amortization	5,199		1.0	3,622		0.7
Interest expense	5,823		1.1	5,711		1.1
Restructuring charges	308		0.1	498		0.1
Other charges (income), net	156		0.0	669		0.1
Earnings before taxes	69,308		12.9	63,278		12.7

Provision for taxes	16,981		3.1	16,451		3.3
Net earnings	$52,327		9.8	$46,827		9.4

Basic earnings per common share:
Net earnings	$1.66			$1.45
Weighted average number of common shares	31,531,915			32,290,595

Diluted earnings per common share:
Net earnings	$1.62			$1.41
Weighted average number of common
and common equivalent shares	32,386,924			33,291,632

Note:
(a)	Local currency sales increased 8% as compared to the same period in 2011.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Three months ended			Three months ended
	March 31, 2012		% of sales	March 31, 2011		% of sales

Earnings before taxes	$69,308			$63,278
Amortization	5,199			3,622
Interest expense	5,823			5,711
Restructuring charges	308			498
Other charges (income), net	156			669
Adjusted operating income	$80,794	(b)	15.1	$73,778	(b)	14.8

Note:
(b)	Adjusted operating income increased 10% as compared to the same period in 2011.

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METTLER-TOLEDO INTERNATIONAL INC. CONDENSED CONSOLIDATED BALANCE SHEETS (amounts in thousands) (unaudited)

	March 31, 2012	December 31, 2011

Cash and cash equivalents	$156,192	$235,601
Accounts receivable, net	389,118	425,147
Inventories	238,176	241,421
Other current assets and prepaid expenses	122,096	116,694
Total current assets	905,582	1,018,863

Property, plant and equipment, net	425,746	410,007
Goodwill and other intangible assets, net	572,132	569,153
Other non-current assets	209,983	205,451
Total assets	$2,113,443	$2,203,474

Short-term borrowings and maturities of long-term debt	$28,817	$28,300
Trade accounts payable	131,984	168,109
Accrued and other current liabilities	364,618	413,435
Total current liabilities	525,419	609,844

Long-term debt	444,858	476,715
Other non-current liabilities	336,193	335,778
Total liabilities	1,306,470	1,422,337

Shareholders’ equity	806,973	781,137
Total liabilities and shareholders’ equity	$2,113,443	$2,203,474

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METTLER-TOLEDO INTERNATIONAL INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (amounts in thousands) (unaudited)

	Three months ended
	March 31,
	2012	2011

Cash flow from operating activities:
Net earnings	$52,327	$46,827
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation	7,775	7,383
Amortization	5,199	3,622
Deferred tax provision	(2,061)	(6,593)
Excess tax benefits from share-based payment arrangements	(276)	(2,347)
Other	4,185	3,160
Decrease in cash resulting from changes in
operating assets and liabilities	(46,352)	(45,528)
Net cash provided by operating activities	20,797	6,524

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	87	48
Purchase of property, plant and equipment	(18,529)	(17,559)
Acquisitions	—	(14,532)
Other investing activities	—	(902)
Net cash used in investing activities	(18,442)	(32,945)

Cash flows from financing activities:
Proceeds from borrowings	16,481	28,784
Repayments of borrowings	(49,480)	(11,488)
Proceeds from exercise of stock options	12,838	3,063
Excess tax benefits from share-based payment arrangements	276	2,347
Repurchases of common stock	(63,721)	(57,179)
Other financing activities	(164)	(87)
Net cash used in financing activities	(83,770)	(34,560)

Effect of exchange rate changes on cash and cash equivalents	2,006	1,506

Net decrease in cash and cash equivalents	(79,409)	(59,475)

Cash and cash equivalents:
Beginning of period	235,601	447,577
End of period	$156,192	$388,102

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

Net cash provided by operating activities	$20,797	$6,524
Excess tax benefits from share-based payment arrangements	276	2,347
Payments in respect of restructuring activities	1,582	1,413
Proceeds from sale of property, plant and equipment	87	48
Purchase of property, plant and equipment	(18,529)	(17,559)
Free cash flow	$4,213	$(7,227)

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METTLER-TOLEDO INTERNATIONAL INC. OTHER OPERATING STATISTICS

SALES GROWTH BY DESTINATION
(unaudited)

	Europe	Americas	Asia/RoW		Total

U.S. Dollar Sales Growth
Three Months Ended March 31, 2012	(1)%	6%	20%		7%

Local Currency Sales Growth
Three Months Ended March 31, 2012	2%	7%	17%		8%

RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

			Three months ended
			March 31,
			2012		2011		% Growth

EPS as reported, diluted			$1.62		$1.41		15%

Restructuring charges, net of tax			0.01	(a)	0.01	(a)
Purchased intangible amortization, net of tax			0.03	(b)	0.03	(b)

Adjusted EPS, diluted			$1.66		$1.45		14%

Notes:
(a)
Represents the EPS impact of restructuring charges of $0.3 million ($0.2 million after tax) and $0.5 million ($0.4 million after tax) for the three months ended March 31, 2012 and 2011, respectively, which primarily include severance costs.

(b)			Represents the EPS impact of purchased intangibles amortization, net of tax, of $1.1 million and $0.9 million for the three month periods ended March 31, 2012 and 2011, respectively.

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